Exhibit 99.1

CORAM MATERIALS CORP. AND AFFILIATES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Coram Materials Corp. and Affiliates
Opinion on the Financial Statements
We have audited the accompanying combined balance sheet of Coram Materials Corp. and Affiliates (the “Company”) as of December 31, 2019, and the related combined statements of income and retained earnings, and cash flows for the year ended December 31, 2019 and the related notes (collectively referred to as the combined financial statements). In our opinion, the combined financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and the results of its operations and its cash flows for the year ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s combined financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the combined financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that our audit provides a reasonable basis for our opinion.
Emphasis of a Matter
As discussed in Note 7, the Company was acquired by U.S. Concrete, Inc. on February 24, 2020.

/s/ Grassi & Co., CPAs, P.C.
GRASSI & CO., CPAs, P.C.
We have served as the Company’s auditor since 2019.
Jericho, New York
April 29, 2020

CORAM MATERIALS AND AFFILIATES
COMBINED BALANCE SHEET
DECEMBER 31, 2019
$ in Millions

ASSETS
Current assets:
Cash and cash equivalents	$8.8
Trade accounts receivable, net	2.7
Inventories	3.6
Total current assets	15.1
Property, plant and equipment, net	12.2
Total assets	$27.3
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$0.1
Accrued liabilities	0.1
Total current liabilities	0.2
Long-term liabilities:
Asset retirement obligation	0.2
Total liabilities	0.4

Equity:
Common stock	0.1
Additional paid-in capital	0.9
Retained earnings	25.9
Total equity	26.9
Total liabilities and equity	$27.3

The accompanying notes are an integral part of these combined financial statements.

CORAM MATERIALS CORP. AND AFFILIATES
COMBINED STATEMENT OF INCOME AND RETAINED EARNINGS
FOR THE YEAR ENDED DECEMBER 31, 2019
$ in Millions

Revenue	$21.6
Cost of goods sold	5.6
Gross profit	16.0
Operating expenses	2.3
Income from operations	13.7
Interest income	0.1
Net income	$13.8

Retained Earnings:
Balance at 12/31/18	$26.1
Net income	13.8
Less: Distributions	(14.0)
Balance at 12/31/19	$25.9

The accompanying notes are an integral part of these combined financial statements.

CORAM MATERIALS CORP. AND AFFILIATES
COMBINED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2019
$ in Millions

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$13.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1.5
Changes in assets and liabilities:
Accounts receivable	0.9
Inventories	0.1
Accounts payable	(0.4)
Accrued expenses	0.1
Net cash provided by operating activities	16.0

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(0.9)

CASH FLOWS USED IN FINANCING ACTIVITIES
Distributions to shareholders	(14.0)

Net increase in cash and cash equivalents	1.1
Cash and cash equivalents, beginning of year	7.7
Cash and cash equivalents, end of year	$8.8

The accompanying notes are an integral part of these combined financial statements.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

1. Nature of Operations and Principles of Combination

Business Activity

Coram Materials Corp. ("Coram") was incorporated in New York on April 12, 1989. Coram mines and sells sand and gravel to firms in the construction industry who pick up the product from the Coram quarry in Miller Place on Long Island in New York. Customers are generally local, since they have to transport their purchases from the quarry to their place of operation.

The following entities lease real estate in Suffolk County, New York, are affiliates of Coram, and were formed either at the beginning of Coram's operations, or as prior owners' ownership stakes were purchased by or split between shareholders:

•	BSLH Realty Corp. ("BSLH") was incorporated in New York on February 7, 1968;

•	A.B. of Sayville, Ltd. ("ABS") was incorporated in New York on June 16, 1989 and owns the northern lots of the mine;

•	MLFF Realty Corp. ("MLFF") was incorporated on December 13, 1990 and was opened to pursue real estate ventures in the area; and

•
Miller Place Development LLC ("Miller") was formed under the New York Limited Liability Company Act (the "Act") on April 22, 2002 and owns the southern lots of the mine. The parties to the Miller limited liability company agreement are designated as members. Under the Act, the members are not liable for the debts of Miller.

Principles of Combination

The accompanying combined financial statements include the accounts of Coram, BSLH, ABS, MLFF and Miller, (collectively, the "Company", "we", "us", or "our") unless the Company specifically states otherwise, or the context indicates otherwise. All significant accounts and transactions among affiliates have been eliminated in combination.

2. Summary of Significant Accounting Policies

Basis of Accounting

The accompanying combined financial statements were prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Estimates and assumptions that the Company considers significant in the preparation of these financial statements include those related to the valuation of inventory, the valuation and useful lives of property, plant and equipment, estimated reclamation and estimate of contingent liabilities.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The Company minimizes its credit risk associated with cash and cash equivalents by investing in high quality instruments and by periodically evaluating the credit quality of the primary financial institution issuers of such instruments. The Company holds cash and cash equivalents at major financial institutions in the United States, which may at times exceed FDIC insured limits. Historically, the Company has not experienced any losses due to such cash concentrations, and management believes it is not exposed to any significant credit risk on cash or cash equivalents.

Accounts Receivable

Accounts receivable consist of trade receivables recorded at original invoice amount. Based on historical collection rates, management determined that no estimated allowance for uncollectible accounts was necessary at December 31, 2019. Trade credit is generally extended on a short-term basis; thus, trade receivables do not bear interest. Accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition. Any changes in the estimated collectability of accounts receivable are recorded in the combined results of operations for the period in which the estimate is revised. The Company does not require collateral for accounts receivable.

Inventories

Construction aggregates inventory is stated at the lower of cost or net realizable value. Cost is determined using average cost on a first-in, first-out basis. Such costs include direct labor, production overhead, depreciation, depletion, repair parts and supplies and raw materials.

Property, Plant and Equipment

Property, plant and equipment is stated at cost less accumulated depreciation. Expenditures for additions, renewals, and betterments are capitalized; expenditures for maintenance and repairs are charged to expenses as incurred. Depreciation is calculated over the estimated useful lives of the related assets primarily on a straight-line method. When property, plant or equipment is retired, the related cost and accumulated depreciation are removed from the Company's accounts, and any resulting gain or loss is reflected in the Company's combined statement of income and retained earnings.

Impairment of Long-Lived Assets

Long-lived assets are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by comparing the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. Such evaluations for impairment are significantly impacted by estimates of future prices for the Company's products, capital needs, economic trends and other factors. If the Company considers an asset to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. Assets to be disposed of by sale are reflected at the lower of their carrying amounts or fair value, less cost to sell.

Estimated Reclamation Costs

Reclamation costs resulting from normal use of long-lived assets are recognized over the period the asset is in use when there is a legal obligation to incur these costs upon retirement of the assets. Additionally, reclamation costs resulting from normal use under a mineral lease are recognized over the expected lease term when there is a legal obligation to incur these costs upon expiration of the lease. The obligation, which is not reduced by estimated offsetting cash flows, is recorded at fair value as a liability at the obligating event date and is accreted through charges to operating expenses. This fair value is also capitalized as part of the carrying amount of the underlying asset and depleted over the estimated useful life of the asset. If the obligation is settled for other than the carrying amount of the liability, a gain or loss is recognized on settlement.

To determine the fair value of the obligation, the Company estimates the cost (including a reasonable profit margin) for a third party to perform the legally required reclamation tasks. This cost is then increased for both future estimated inflation and an estimated market risk premium related to the estimated years to settlement. Once calculated, this cost is discounted to fair value using present value techniques with a credit-adjusted, risk-free rate commensurate with the estimated years to settlement.

In estimating the settlement date, the Company evaluates the current facts and conditions to determine the most likely settlement date. If this evaluation identifies alternative estimated settlement dates, the Company uses a weighted-average settlement date considering the probabilities of each alternative.

The Company reviews reclamation obligations at least annually for a revision to the cost or a change in the estimated settlement date. Additionally, reclamation obligations are reviewed in the period that a triggering event occurs that would result in either a revision to the cost or a change in the estimated settlement date. Examples of events that would trigger a change in the cost include a new reclamation law or amendment of an existing mineral lease. Examples of events that would trigger a change in the estimated settlement date include the acquisition of additional reserves or the closure of a facility.

Revenue

As of the January 1, 2019, the Company adopted Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606), and related amendments, by applying the modified retrospective transition approach to all contracts. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The adoption of the guidance did not have a material impact on the amount or timing of revenue recognized.

The Company derives substantially all of its revenue from the sale of sand and gravel that it produces.  Revenue from the sale of these products is recognized when control passes to the customer, which generally occurs at the point in time when products are picked up by the customer. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring goods.

The Company's payment terms vary by customer. The term between invoicing and when payment is due is not significant. As permitted under U.S. GAAP, the Company has elected not to assess whether a contract has a significant financing component if the expectation at contract inception is such that the period between payment by the customer and the transfer of the promised goods to the customer will be one year or less. The Company does not have any customer contracts that meet the definition of unsatisfied performance obligations in accordance with U.S. GAAP.

Trade accounts receivable, net balances at January 1, 2019 and December 31, 2019 were $3.6 million and $2.7 million, respectively.

Income Taxes

Generally, income taxes have not been provided because the stockholders have elected to have the Company treated as an S corporation for income tax purposes as provided in Section 1362(a) of the Internal Revenue Code (the "Code"). As such, the Company's income or loss and credits are passed through to the stockholders and reported on their individual income tax returns.

Sales Tax

Substantially all of the Company's sales are made to customers who are exempt from paying sales taxes on their purchases of aggregates.

3. Business and Credit Concentrations

The Company grants credit, generally without collateral, to its customers, which are primarily commercial construction companies located in the New York City metropolitan area, where the Company is subject to potential credit risk related to changes in business and economic factors.  Management believes that its contract acceptance, billing and collection policies are adequate to limit potential credit risk. The Company typically has 30-40 customers per year. Ten customers accounted for more than 80% of the Company's revenue in 2019, with the top three accounting for 58%. Four ready-mixed concrete customers collectively accounted for 72% of the Company's accounts receivable as of December 31, 2019, with the largest being U.S. Concrete, Inc.

4. Property, Plant and Equipment

Property, plant and equipment, net, at December 31, 2019 is summarized as follows ($ in millions):

		Expected Useful Life (in years)
Land	$1.5
Building and improvements	0.9	39-40
Equipment	24.5	5-10
Vehicles	0.3	10
	27.2
Less: Accumulated depreciation and depletion	15.0
Total	$12.2

5. Common Stock

Common stock at December 31, 2019 consisted of the following shares, all with no stated par value:

	Number of Shares
	Authorized	Issued and Outstanding
Coram Materials Corp.	200	74
A.B. of Sayville, LTD.	200	37
MLFF Realty Corp.	200	100
BSLH Realty Corp.	200	2

6. Commitments and Contingencies

A landfill was operated at the Company's site by previous owners until 1985. The existence of a landfill subjects us to certain remediation liability that could change over time. The Company has recorded an estimate of the costs to comply with current regulations due to the landfill; however, should regulations become more stringent in the future, the Company may have to record additional expense.

The Company is involved in various legal proceedings and litigation arising in the ordinary course of business. The Company intends to vigorously dispute liability for the various claims. It is too early to determine whether the outcome of such proceedings and litigation will have a material adverse effect on the Company's combined financial statements.

7. Subsequent Events

Management evaluated subsequent events through April 29, 2020, which was the date the financial statements were available to be issued.

On January 30, 2020, the World Health Organization declared a global emergency, with respect to the outbreak of the Coronavirus Disease 2019 ("COVID-19"). On March 13, 2020, President Trump declared the COVID-19 pandemic a national emergency. Residents of several states, including New York, are currently under stay-at-home or shelter-in-place orders. The impacts of the outbreak are unknown and rapidly evolving. On March 20, 2020, New York Governor Andrew M. Cuomo issued guidance on essential services under the "New York State on PAUSE" Executive Order. Included as essential in the order are construction firms and professionals for essential infrastructure or for emergency repair and safety purposes. The extent of the impact of COVID-19 on the Company’s operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, and the impact on the Company's customers, employees and vendors, all of which are uncertain and cannot be predicted. At this point, the extent to which COVID-19 may impact the Company's future financial condition or results of operations is uncertain.

On February 24, 2020, the Company was acquired by U.S. Concrete, Inc.

There were no other material subsequent events requiring disclosure during this period.